UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - APRIL 6, 2006

XL GENERATION INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sumpfstrasse 32
6304 Zug, Switzerland
(Address of principal executive offices)

4141 723 1090
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

On April 6, 2006, the XL Generation International Inc. (the "Company"), its wholly-owned subsidiary XL Generation AG and Stadium SA entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Company agreed to exchange a debt of 2,950,000 Euros (approximately $3,584,545) owed by XL Generation AG to Stadium SA in exchange for 1,236,824 restricted shares of the Company’s common stock. No underwriting commissions were paid or discounts granted to underwriters.

Previously, the Terenvi Society had loaned XL Generation AG 1,600,000 euros pursuant to a loan agreement dated December 16, 2004. The Terenvi Society subsequently transferred the right to receive re-payment of this loan to Stadium SA. In addition, XL Generation AG had entered into a distribution agreement with the Soreve Society on April 13, 2004. The Soreve Society also subsequently transferred its rights to paid pursuant to this distribution agreement to Stadium SA. Pursuant to the Stock Purchase Agreement, the Company agreed to intervene in the debt of its subsidiary, XL Generation AG.

The Company entered into the aforementioned transaction in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation S.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, XL Generation International Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XL GENERATION INTERNATIONAL INC.

Dated: April 12, 2006	By:	/s/ Alain Lemieux
Name: Alain Lemieux
Title: President, Chief Executive Officer, and Director